ADVANCED SERIES TRUST

AMENDMENT NO. 12 TO MANAGEMENT AGREEMENT

Amendment No. 12 to Management Agreement made this 27th day of January, 2025, between Advanced Series Trust (AST), on behalf of each series listed on Schedule A hereto (collectively, the Portfolios), PGIM Investments LLC and AST Investment Services, Inc. (collectively, the Manager).

WHEREAS, the Manager has entered into a Management Agreement (the Management Agreement) dated May 1, 2003 with AST for the Portfolios, as amended from time to time, pursuant to which PGIM Investments and ASTIS act as Manager of AST;

WHEREAS, AST and the Manager have AST Large-Cap Equity Portfolio (formerly, AST Large-Cap Core Portfolio) mutually agreed to revise Schedule A of the Management Agreement, in order reduce the management fee for the AST Large-Cap Equity Portfolio (formerly, AST Large-Cap Core Portfolio) pursuant to which the AST Large-Cap Equity Portfolio (formerly, AST Large-Cap Core Portfolio) compensates the Manager for the services provided by the Manager to the AST Large-Cap Equity Portfolio (formerly, AST Large-Cap Core Portfolio) under the Management Agreement.

NOW THEREFORE, the parties mutually agree as follows:

1.The management fee rate schedule for the Portfolios appearing in Schedule A is hereby deleted in its entirety and is replaced with the attached Schedule A.

2.The Management Agreement is unchanged in all other respects.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ADVANCED SERIES TRUST

By: /s/ Timothy Cronin

Name: Timothy Cronin

Title: President

PGIM INVESTMENTS LLC

By: /s/ Timothy Cronin

Name: Timothy Cronin

Title: Senior Vice President

AST INVESTMENT SERVICES, INC.

By: /s/ Timothy Cronin

Name: Timothy Cronin

Title: President

ADVANCED SERIES TRUST

Schedule “A”

Portfolio	Contractual Fee Rate
0.8025% of average daily net assets to $15 billion;
0.7825% on next $5 billion of average daily net assets;
0.7625% on next $5 billion of average daily net assets;
AST Academic Strategies Asset Allocation Portfolio*	0.7425% on next $5 billion of average daily net assets;
0.7225% on next $5 billion of average daily net assets;
0.7025% next $5 billion of average daily net assets;
0.6825% over $40 billion of average net assets

0.6125% of average daily net assets to $10 billion;
0.5925% on next $2.5 billion of average daily net assets;
AST Advanced Strategies Portfolio	0.5725% on next $2.5 billion of average daily net assets;
0.5525% on next $5 billion of average daily net assets;
0.5325% over $20 billion of average daily net assets

0.6225% of average daily net assets to $15 billion;
0.6025% on next $5 billion of average daily net assets;
0.5825% on next $5 billion of average daily net assets;
AST Balanced Asset Allocation Portfolio*	0.5625% on next $5 billion of average daily net assets;
0.5425% on next $5 billion of average daily net assets;
0.5225% on next $5 billion of average daily net assets;
0.5025% over $40 billion of average daily net assets

0.4925% of average daily net assets to $500 million;
AST Bond Portfolio 2025†	0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;

0.4525% over $10 billion of average daily net assets

0.6225% of average daily net assets to $15 billion;
0.6025% on next $5 billion of average daily net assets;
0.5825% on next $5 billion of average daily net assets;
AST Capital Growth Asset Allocation Portfolio*	0.5625% on next $5 billion of average daily net assets;
0.5425% on next $5 billion of average daily net assets;
0.5225% on next $5 billion of average daily net assets;
0.5025% over $40 billion of average daily net assets

AST Core Fixed Income Portfolio	0.4125% of average daily net assets to $10 billion;
(formerly, AST Western Asset Core Plus Bond Portfolio)	0.3925% over $10 billion of average daily net assets

ADVANCED SERIES TRUST
Schedule “A”
Portfolio	Contractual Fee Rate
0.3000% of average daily net assets to $3.25 billion;
AST Government Money Market Portfolio	0.2925% on next $2.75 billion of average daily net assets;
(formerly, AST Money Market Portfolio)	0.2625% on next $4 billion of average daily net assets;
0.2425% over $10 billion of average daily net assets

0.5825% of average daily net assets to $300 million;
0.5725% on next $200 million of average daily net assets;
0.5625% on next $250 million of average daily net assets;
AST High Yield Portfolio	0.5525% on next $2.5 billion of average daily net assets;
0.5425% on next $2.75 billion of average daily net assets;
0.5125% on next $4 billion of average daily net assets;
0.4925% over $10 billion of average daily net assets

0.7025% of average daily net assets to $3.25 billion;
AST International Equity Portfolio	0.6925% on next $2.75 billion of average daily net assets;
(formerly, AST International Growth Portfolio)	0.6625% on next $4 billion of average daily net assets;
0.6425% over $10 billion of average daily net assets

0.4925% of average daily net assets to $500 million;
AST Investment Grade Bond Portfolio†	0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;

0.4525% over $10 billion of average daily net assets

0.6825% of average daily net assets to $6 billion;
AST J.P. Morgan Aggressive Multi-Asset Portfolio	0.6625% on next $4 billion of average daily net assets;
(formerly, AST T. Rowe Price Growth Opportunities Portfolio)	0.6425% over $10 billion of average daily net assets

AST J.P. Morgan Conservative Multi-Asset Portfolio	0.6925% of average daily net assets
(formerly, AST J.P. Morgan Tactical Preservation Portfolio)

ADVANCED SERIES TRUST
Schedule “A”
Portfolio	Contractual Fee Rate
AST J.P. Morgan Moderate Multi-Asset Portfolio	0.6925% of average daily net assets
(formerly, AST J.P. Morgan Global Thematic Portfolio)

0.5625% of average daily net assets up to $750 million;
AST Large-Cap Equity Portfolio	0.5525% on next $2.5 billion of average daily net assets;
(formerly, AST Large-Cap Core Portfolio and AST QMA Large-	0.5425% on next $2.75 billion of average daily net assets;
Cap Portfolio)	0.5125% on next $4 billion of average daily net assets;
0.4925% over $10 billion of average daily net assets

AST Large-Cap Growth Portfolio	0.5975% of average daily net assets to $10 billion;
(formerly, AST T. Rowe Price Large-Cap Growth Portfolio)	0.5925% over $10 billion of average daily net assets

AST Large-Cap Value Portfolio	0.5425% of average daily net assets up to $6 billion;
0.5125% on next $4 billion of average daily net assets;
(formerly, AST Hotchkis & Wiley Large-Cap Value Portfolio)
0.4925% over $10 billion of average daily net assets

0.5325% of average daily net assets to $300 million;
0.5225% on next $200 million of average daily net assets;
0.5125% on next $250 million of average daily net assets;
0.5025% on next $2.5 billion of average daily net assets;
AST Multi-Sector Fixed Income Portfolio	0.4925% on next $2.75 billion of average daily net assets;
0.4625% on next $4 billion of average daily net assets;

0.4425% on next $2.5 billion of average daily net assets;
0.4225% on next $2.5 billion of average daily net assets;
0.4025% on next $5 billion of average daily net assets;
0.3825% over $20 billion of average daily net assets

ADVANCED SERIES TRUST
Schedule “A”
Portfolio	Contractual Fee Rate
0.6225% of average daily net assets to $15 billion;
0.6025% on next $5 billion of average daily net assets;
0.5825% on next $5 billion of average daily net assets;
AST Preservation Asset Allocation Portfolio*	0.5625% on next $5 billion of average daily net assets;
0.5425% on next $5 billion of average daily net assets;
0.5225% on next $5 billion of average daily net assets;
0.5025% over $40 billion of average daily net assets

0.6425% of average daily net assets to $6 billion;
0.6125% on next $4 billion of average daily net assets;
AST Prudential Growth Allocation Portfolio	0.5925% on next $2.5 billion of average daily net assets;
0.5725% on next $2.5 billion of average daily net assets;

0.5525% on next $5 billion of average daily net assets;
0.5325% over $20 billion of average daily net assets
0.7225% of average daily net assets to $500 million;
0.7125% on next $250 million of average daily net assets;
AST Quantitative Modeling Portfolio	0.7025% on next $2.5 billion of average daily net assets;
0.6925% on next $2.75 billion of average daily net assets;

0.6625% on next $4 billion of average daily net assets;
0.6425% over $10 billion of average daily net assets

AST Small-Cap Equity Portfolio (formerly AST Small-Cap	0.7025% of average daily net assets to $6 billion;
0.6625% on next $4 billion of average daily net assets;
Growth Portfolio)
0.6425% over $10 billion of average daily net assets

*The Manager will aggregate assets with the AST Academic Strategies Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Capital Growth Asset Allocation Portfolio, and AST Preservation Asset Allocation Portfolio for the purpose of calculating the management fee for each Portfolio.

† The assets for each of the AST Bond Portfolio 2025, AST Bond Portfolio 2026, AST Bond Portfolio 2027, AST Bond Portfolio 2028, AST Bond Portfolio 2029, AST Bond Portfolio 2030, AST Bond Portfolio 2031, AST Bond Portfolio 2032, AST Bond Portfolio 2033, AST Bond Portfolio 2034, AST Bond Portfolio 2035, AST Bond Portfolio 2036 and AST Investment Grade Bond Portfolio (each a Bond Portfolio) are aggregated for purposes of determining the fee rate applicable to each Bond Portfolio.

As of January 27, 2025.